UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                                February 14, 2006


                      NORTH ATLANTIC TRADING COMPANY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


        333-31931                                         13-3961898
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(Commission File Number)                       (IRS Employer Identification No.)


3029 West Muhammad Ali Boulevard
Louisville, Kentucky                                              40212
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (502) 778-4421
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)

         On February 21, 2006, North Atlantic Holding Company, Inc. ("NAHC"), the corporate parent of North Atlantic Trading Company, Inc. (the "Company"), entered into an Employment Agreement dated as of February 14, 2006 (the "New Employment Agreement") with Mr. Thomas F. Helms, Jr. ("Mr. Helms"), providing for his employment with NAHC as Chairman of the Board (and for him to serve as an officer or director of any subsidiary or affiliate of NAHC, without any additional compensation), effective May 17, 2006.

         Pursuant to the New Employment Agreement, Mr. Helms is to receive an annual base salary of $482,000, to be reviewed annually. The New Employment Agreement provides for a one-year term (beginning May 17, 2006), renewable automatically on an annual basis unless notice of non-renewal is given by either party at least 90 days prior to the end of the renewal term. Mr. Helms will be entitled to all rights and benefits for which he shall be eligible under any incentive program, retirement, retirement savings, profit-sharing, pension or welfare benefit plan, life, disability, health, dental, hospitalization and other forms of insurance and all other so-called "fringe" benefits or perquisites, in each case at the level as is generally provided to other senior executives of NAHC. In addition, he shall be entitled to be reimbursed by NAHC for the cost of one automobile lease, the cost of one parking garage space for the leased automobile and the cost of one club membership, and the interest payments on certain loan obligations of Mr. Helms, otherwise payable by Mr. Helms in March 2006 and March 2007, may be deferred until maturity of such obligations in March 2008. Mr. Helms is entitled to twelve months severance and a continuation of benefits following a termination of his employment by NAHC without "Cause" or by Mr. Helms for "Good Reason" (as such terms are defined in the New Employment Agreement). The New Employment Agreement includes a non-compete provision for any period during which severance is paid to Mr. Helms.

         The foregoing summary of certain terms of the New Employment Agreement is qualified in its entirety by reference to the full text of the New Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

(a)

         On February 14, 2006, National Tobacco Company, L.P. ("NTC"), a subsidiary of the Company, delivered a notice to Mr. Helms terminating NTC's employment agreement with Mr. Helms dated May 17, 1996 (the "Existing Employment Agreement"), effective upon the conclusion of the renewal term ending May 16, 2006. NTC elected to terminate the Existing Employment Agreement, and NAHC elected to enter into the New Employment Agreement described in Item 1.01 above, following an annual review of executive compensation, the functions performed by executive officers and the services being provided by Alvarez & Marsal, LLC under its agreement with NAHC and its subsidiaries dated April 11, 2005.

         Pursuant to the Existing Employment Agreement, Mr. Helms initially (in
1996) received an annual base salary of $300,000, reviewed annually, plus a bonus in accordance with the applicable bonus plan. In 2005, Mr. Helms' salary


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
was $725,000. The Existing Employment Agreement provides for an initial three-year term (which initial term expired on May 16, 1999), renewable automatically on an annual basis unless notice of non-renewal is given by either party at least 90 days prior to the end of the renewal term. In addition, Mr. Helms receives various other benefits, including life insurance and health, hospitalization, use of a company car, disability and pension benefits and other perquisites. Mr. Helms is entitled to twelve months severance and a continuation of benefits following a termination of his employment by NTC without "Cause" or by Mr. Helms for "Good Reason" (as such terms are defined in the Existing Employment Agreement), provided in such event that the bonus received shall be only for the year in which the termination occurred and shall be prorated. The Existing Employment Agreement includes a non-compete provision for any period during which severance is paid to Mr. Helms.

ITEM 9.01   FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

         10.1 Employment Agreement, dated as of February 14, 2006, between North Atlantic Holding Company, Inc. and Thomas F. Helms, Jr.












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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NORTH ATLANTIC TRADING COMPANY, INC.

                                      By:    /s/ Douglas P. Rosefsky
                                             ----------------------------------
                                      Name:  Douglas P. Rosefsky
                                      Title: President


Date: February 21, 2006


























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
                                  EXHIBIT INDEX



     No.         Description
     ---         -----------

     10.1 Employment Agreement, dated as of February 14, 2006, between North Atlantic Holding Company, Inc. and Thomas F. Helms, Jr.




























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